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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated July 30, 1999 of our report dated May 17, 1999, except for Note 11, as to which the date is May 25, 1999, relating to the financial statements, which appears in the Prospectus of Accrue Software, Inc. filed on July 30, 1999 pursuant to Rule 424(b) of the Securities Act. We also consent to the incorporation by reference of our report dated May 17, 1999 relating to the financial statement schedule, which appears in such Prospectus.

/s/ PricewaterhouseCoopers

San Jose, CA
July 30, 1999